UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):October 3, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 1-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Index Definitions

ITEM 7.01 — REGULATION FD DISCLOSURE

On October 3, 2006, Calpine Corporation (“Calpine” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended August 31, 2006 (the “Monthly Operating Statement”), with the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the United States Bankruptcy Code (the “Bankruptcy Code”) and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, and June 30, 2006.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Index Definitions

Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company uses words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Chapter 11 cases and CCAA proceedings, including impact on operations; (ii) the Company’s ability to attract, retain and motivate key employees and successfully implement new strategies; (iii) the Company’s ability to successfully reorganize and emerge from Chapter 11; (iv) the Company’s ability to attract and retain customers and counterparties; (v) the Company’s ability to implement its business plan; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the Company’s ability to manage liquidity needs and comply with financing obligations; (viii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements; (ix) the expiration or termination of the Company’s PPAs and the related results on revenues; (x) potential volatility in earnings and requirements for cash collateral associated with the use of commodity contracts; (xi) price and supply of natural gas; (xii) risks associated with power project development, acquisition and construction activities; (xiii) unscheduled outages of operating plants; (xiv) factors that impact the output of the Company’s geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xv) quarterly and seasonal fluctuations of the Company’s results; (xvi) competition; (xvii) risks associated with marketing and selling power from plants in the evolving energy markets; (xviii) present and possible future claims, litigation and enforcement actions; (xix) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xx) other risks identified in this report and in the Company’s annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended August 31, 2006.

Index Definitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Corporate Controller and Chief Accounting Officer

Date: October 3, 2006

Index Definitions

EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended August 31, 2006.

Index Definitions

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM AUGUST 1, 2006, TO AUGUST 31, 2006

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS DEBTOR SUBSIDIARIES (IN THOUSANDS):	$570,186

DEBTORS’ ATTORNEY:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein admitted pro hac vice
	David R. Seligman admitted pro hac vice
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (IN THOUSANDS):	$61,208

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President, Corporate Controller and Chief Accounting Officer
DATE: October 3, 2006	Calpine Corporation

Index

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “the Company,” “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court effective December 31, 2005. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition

2005 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on May 19, 2006

2006 First Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on July 3, 2006

2006 Second Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 14, 2006

2006 Forms 10-Q	Calpine Corporation’s 2006 First Quarter Form 10-Q and 2006 Second Quarter Form 10-Q

APB	Accounting Principles Board

ASC	Aircraft Services Corporation

Bankruptcy Code	United States Bankruptcy Code

Bankruptcy Courts	The U.S. Bankruptcy Court and the Canadian Court

Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors

Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary

Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

CCAA	Companies’ Creditors Arrangement Act (Canada)

CEURF	Calpine European Finance, LLC

Chapter 11	Chapter 11 of the Bankruptcy Code

Index

Abbreviation	Definition

DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

EITF	Emerging Issues Task Force

Exchange Act	United States Securities Exchange Act of 1934, as amended

FASB	Financial Accounting Standards Board

FERC	Federal Energy Regulatory Commission

FIN	FASB Interpretation Number

First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014

GAAP	Generally accepted accounting principles in the United States

LSTC	Liabilities Subject to Compromise

Mitsui	Mitsui & Co., Ltd.

Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)

Petition Date	December 20, 2005

PPA(s)	Power purchase agreement(s)

PSM	Power Systems Mfg., LLC

RCEC	Russell City Energy Center, LLC

SEC	United States Securities and Exchange Commission

Second Priority Debt

Calpine Corporation’s Second Priority Secured Floating Rate Notes due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013, 9 7/8% Second Priority Senior Secured Notes Due 2011, and Senior Secured Term Loans Due 2007

Securities Act	United States Securities Act of 1933, as amended

Index

Abbreviation	Definition

SFAS	Statement of Financial Accounting Standards

SFAS No. 123-R	FASB Statement No. 123-R (As Amended), “Accounting for Stock-Based Compensation—Share-Based Payment”

SOP	Statement of Position

The Geysers Assets	19 geothermal power plant assets located in Geyserville, California

TTS	Thomassen Turbine Systems, B.V.

ULC I	Calpine Canada Energy Finance ULC

ULC II	Calpine Canada Energy Finance II ULC

U.S.	United States of America

U.S. Bankruptcy Court	United States Bankruptcy Court for the Southern District of New York

U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

Index Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the period from August 1, 2006, through August 31, 2006

Revenue:
Electricity and steam revenue	$787,520
Sales of purchased power and gas for hedging and optimization	101,133
Mark-to-market activities, net	19,097
Other revenue	4,484
Total revenue	912,234
Cost of revenue:
Plant operating expense	67,709
Royalty expense	2,413
Transmission purchase expense	7,076
Purchased power and gas expense for hedging and optimization	175,425
Fuel expense	436,164
Depreciation and amortization expense	35,503
Operating plant impairments	7
Operating lease expense	4,714
Other cost of revenue	5,482
Total cost of revenue	734,493
Gross profit	177,741
Equipment, development project and other impairments	(4,453)
Project development expense	1,808
Research and development expense	1,457
Sales, general and administrative expense	13,669
Income from operations	165,260
Interest expense	77,014
Interest (income)	(6,811)
Minority interest expense	2,137
Other (income) expense, net	(8,244)
Income before reorganization items and provision for income taxes	101,164
Reorganization items	39,091
Income before provision for income taxes	62,073
Provision for income taxes	865
Net income	$61,208

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

August 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$844,581
Accounts receivable, net	1,109,680
Margin deposits and other prepaid expense	349,993
Inventories	173,764
Restricted cash	372,907
Current derivative assets	283,374
Current assets held for sale	384,264
Other current assets	145,698
Total current assets	3,664,261
Restricted cash, net of current portion	200,631
Notes receivable, net of current portion	147,725
Project development costs	26,319
Investments	107,092
Deferred financing costs	161,673
Prepaid lease, net of current portion	192,324
Property, plant and equipment, net	13,890,092
Goodwill	45,160
Other intangible assets, net	51,662
Long-term derivative assets	532,686
Other assets	586,695
Total assets	$19,606,320

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index Definitions

CONSOLIDATED CONDENSED BALANCE SHEET — (Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$612,465
Accrued payroll and related expense	33,328
Accrued interest payable	144,483
Income taxes payable	99,073
Notes payable and other borrowings, current portion	149,649
Preferred interests, current portion	8,309
Capital lease obligations, current portion	287,246
CCFC financing, current portion	781,737
CalGen financing, current portion	2,510,673
Construction/project financing, current portion	1,968,040
DIP Facility, current portion	3,500
Current derivative liabilities	405,260
Other current liabilities	315,648
Total current liabilities	7,319,411
Notes payable and other borrowings, net of current portion	420,158
Preferred interests, net of current portion	575,306
Capital lease obligations, net of current portion	276
Construction/project financing, net of current portion	402,639
DIP Facility, net of current portion	994,750
Deferred income taxes, net of current portion	368,635
Deferred revenue	112,878
Long-term derivative liabilities	674,402
Other liabilities	161,729
Total liabilities not subject to compromise	11,030,184
Liabilities subject to compromise	14,979,226
Commitments and contingencies
Minority interests	268,119
Stockholders’ equity (deficit):
Common stock	569
Additional paid-in capital	3,269,437
Accumulated deficit	(9,866,930)
Accumulated other comprehensive loss	(74,285)
Total stockholders’ deficit	(6,671,209)
Total liabilities and stockholders’ deficit	$19,606,320

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the period from August 1, 2006, to August 31, 2006

1.  Chapter 11 Cases and CCAA Proceedings

Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. The Chapter 11 cases are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL). See Note 2 “Chapter 11 Cases and CCAA Proceedings” in our 2006 Second Quarter Form 10-Q for a summary of our Chapter 11 cases and CCAA proceedings.

On September 13, 2006, the U.S. Bankruptcy Court approved our motion to sell certain project assets located in Dighton, Massachusetts to BG North America, LLC, for approximately $90.2 million. Closing of the transaction is subject to certain conditions including the receipt of regulatory approvals.

In addition, on September 13, 2006, the U.S. Bankruptcy Court approved our motion seeking authority to make capital contributions for the continued development of Greenfield Energy Centre—a 1,005-MW, natural gas-fired energy center being developed in Ontario, Canada. In April 2005, we announced, together with Mitsui, an intention to build, own and operate the Greenfield Energy Centre. We contributed three combustion gas turbine generators and one steam turbine generator to the project, giving us a 50% interest in the facility. Mitsui owns the remaining 50% interest. We expect to make approximately $45 million in capital contributions to the project between now and December 2006.

On September 21, 2006, the U.S. Bankruptcy Court approved our motion to sell the project assets of Russell City Energy Center, LLC to a newly formed entity in which RCEC will have a 65% interest and Aircraft Services Corporation, an affiliate of General Electric Capital Corporation, will have a 35% interest. Under the terms of the transaction, RCEC has agreed to transfer to the newly formed entity project assets which the parties have agreed are valued at approximately $81 million and ASC has agreed to provide approximately $44 million of funding for the project. RCEC has the right to purchase ASC's 35% interest during the period beginning on the second anniversary and ending on the fifth anniversary of commercial operations of the project. Exercise of the buyout right requires 180 days prior written notice to ASC and payment of an amount necessary to yield a stipulated pre-tax internal rate of return to ASC, calculated using assumptions specified in the transaction agreements. Closing of the transaction is subject to certain conditions, including receipt of any required regulatory approvals.

On September 22, 2006, MEP Pleasant Hill, LLC, a wholly owned subsidiary of Calpine, entered into an asset purchase agreement with Aquila, Inc. to sell substantially all of the assets related to the Aries Project (as defined below) for approximately $158.5 million. The Aries Project is a 600-MW natural gas-fired, combined cycle generating facility in Cass County, Missouri. The sale is subject to bankruptcy court approval of an auction process in which qualifying bidders can make competing offers for the project. Closing of the transaction is subject to certain additional conditions including receipt of any required regulatory approvals.

On August 4, 2006, Calpine European Finance LLC, an indirect wholly owned subsidiary of Calpine, executed definitive documentation in which it agreed to sell its entire equity interest in Thomassen Turbine Systems, B.V., a Dutch wholly owned subsidiary of CEURF, to Ansaldo Energia S.p.A for a contract price (subject to certain adjustments) of €18,500,000. Closing of the transaction is subject to certain conditions including receipt of any required regulatory approvals. On August 17, 2006, the Canadian Bankruptcy Court entered an Order authorizing CEURF to sell its interest in TTS. On September 13, 2006, the U.S. Bankruptcy Court entered an order authorizing Power Systems Mfg. LLC, a U.S. Debtor entity, to reject certain contracts with TTS and enter into new contracts with TTS as part of the TTS sale transaction. The proceeds of the sale will be deposited in an escrow account and ultimately divided among Calpine, PSM (a U.S. subsidiary of Calpine), and Calpine Canada Resources Company (a deconsolidated Canadian subsidiary of Calpine), based primarily on accounts receivable from TTS and certain other intercompany obligations.

2.  Basis of Presentation

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated condensed balance sheets and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2005 Form 10-K and the 2006 Forms 10-Q.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Trading activity is presented net in accordance with EITF Issue No. 02-03. Of the total mark-to-market gain of $19.1 million in August 2006, there was $9.3 million of unrealized gains (mostly from open gas contracts), and we had a realized gain of $9.8 million. The realized gain included a non-cash gain of approximately $6.6 million from amortization of various items.

Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statement of Cash Flows will be excluded from Monthly Operating Statements except on a quarterly basis.

Index Definitions

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2005 Form 10-K and Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” in the Notes to Consolidated Condensed Financial Statements included in each of the 2006 Forms 10-Q for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

SFAS No. 123-R

In December 2004, FASB issued SFAS No. 123-R, which requires a public company to use the fair value method of accounting for stock-based compensation. We adopted this standard as of January 1, 2006, and applied the modified prospective transition method. The modified prospective approach applies to the unvested portion of all awards granted prior to January 1, 2006, and to all prospective awards. Prior financial statements are not restated under this method.

SFAS No. 123-R also requires the cash flows resulting from the tax benefits that occur from estimated tax deductions in excess of the compensation cost recognized be presented as financing cash flows in the statement of cash flows. Prior to adopting this statement, we presented tax benefits from allowable deductions as operating cash flows in our Consolidated Condensed Statement of Cash Flows.

As we previously adopted the fair value method of accounting under SFAS No. 123 as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” on January 1, 2003, the adoption of SFAS No. 123-R did not have a material impact on our results of operations, cash flows or financial position.

SFAS No. 154

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. Adoption of this statement did not materially impact our consolidated results of operations, cash flows or financial position.

FASB Interpretation No. 48

In June 2006, FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 addresses the recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

5.  Cash and Cash Equivalents, Restricted Cash and Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited to the operations of the respective projects. At August 31, 2006, $564.9 million of the cash and cash equivalents balance was subject to such project finance facilities and lease agreements.

Index Definitions

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore the carrying value approximates fair value.

The table below represents the components of our consolidated restricted cash as of August 31, 2006, (in thousands):

	Current	Non-Current	Total
Debt service	$67,537	$119,758	$187,295
Rent reserve	32,505	—	32,505
Construction/major maintenance	85,608	32,901	118,509
Proceeds from asset sales	—	—	—
Collateralized letters of credit and other credit support	101,632	—	101,632
Other	85,625	47,972	133,597e
Total	$372,907	$200,631	$573,538

As part of a prior business acquisition, which included certain facilities subject to a pre-existing operating lease, we acquired certain restricted cash balances comprised of a portfolio of debt securities. This portfolio is classified as held-to-maturity because we have the intent and ability to hold the securities to maturity. The securities are held in escrow accounts to support operating activities of the leased facilities and consist of a $17.0 million debt security maturing in 2015 and a $7.4 million debt security maturing in 2023. This portfolio is stated at amortized cost, adjusted for amortization of premiums and accretion discounts to maturity.

Of our restricted cash at August 31, 2006, $232.4 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$117.5
Gilroy Energy Center, LLC	21.1
Riverside Energy Center, LLC	33.2
Rocky Mountain Energy Center, LLC	32.8
Calpine Northbrook Energy Marketing, LLC	6.3
Calpine King City Cogen, LLC	18.2
Calpine Fox LLC	1.0
Power Contract Financing III, LLC	2.3
$232.4

Margin Deposits — As of August 31, 2006, to support commodity transactions, we had margin deposits with third parties of $194.1 million, we had gas and power prepayment balances of $101.4 million, and had letters of credit outstanding of $2.9 million. Counterparties had deposited with us $9.1 million as margin deposits and $10.0 million as letters of credit at August 31, 2006. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  Rejected Contracts and Related Matters

The U.S. Debtors have assumed certain contracts and unexpired leases related to non-residential real property and have identified certain significant contracts and leases to be rejected or repudiated. See Note 2 “Chapter 11 Cases and CCAA

Index Definitions

Proceedings” in our 2006 Second Quarter Form 10-Q for a summary of significant developments in connection with these matters.

7.  Liabilities Subject to Compromise

The claims bar dates—the dates by which claims against the Calpine Debtors (other than Calpine Geysers Company, L.P.) were to be filed with the applicable Bankruptcy Court—were set for August 1, 2006. On September 13, 2006, the U.S. Bankruptcy Court approved our motion to extend the claims bar date for claims against Calpine Geysers Company, L.P., one of the Calpine Debtors, to October 31, 2006. Accordingly, not all potential claims would have been filed as of August 31, 2006.

The amounts of LSTC at August 31, 2006 consisted of the following (in millions):

Accounts payable and accrued liabilities	$370.2
Terminated derivative liabilities	446.4
Project financing	164.0
Convertible notes	1,823.5
Second priority senior secured notes(1)	3,671.9
Unsecured senior notes	1,880.0
Notes payable and other liabilities – related party	1,149.0
Provision for allowed claims(2)	5,474.2
Total liabilities subject to compromise	$14,979.2

__________

(1)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under-secured. We do, however, believe that there is uncertainty about whether the market value of the assets securing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Accordingly, we have classified the Second Priority Debt as LSTC.

(2)

Consists primarily of estimated allowed claims related to guarantees by Calpine Corporation of repayment of unsecured senior notes (original principal amount of $2,597.2 million) for two wholly owned finance subsidiaries of the Company, ULC I and ULC II. The amounts outstanding to unrelated security holders had been reduced to $1,943.0 million at December 31, 2005, due to repurchases of such senior notes. However, some of the repurchased notes are held by certain of Calpine Corporation’s Canadian subsidiaries and are expected to give rise to allowed claims by these subsidiaries under the above guarantees. Additionally, there is a guarantee by Calpine Corporation of the obligations of its wholly owned subsidiary, Quintana Canada Holdings, LLC, under certain subscription agreements with ULC I, under which claims may be asserted for the same amounts sought under the Calpine Corporation guarantees of the ULC I notes. Although the expected claims are redundant relative to the underlying exposure to unrelated security holders, the Company determined that these duplicative claims were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although the U.S. Debtors fully reserve their rights in this regard.

8.  DIP Facility

On December 20, 2005, Calpine Corporation, as borrower, entered into the DIP Facility with Deutsche Bank Securities, Inc. and Credit Suisse, as joint syndication agents, Deutsche Bank Trust Company Americas as administrative agent for the First Priority Lenders and Credit Suisse as administrative agent for the Second Priority Lenders. On December 21, 2005, the U.S. Bankruptcy Court granted interim approval of the DIP Facility, but initially limited access under the DIP Facility to $500 million under the revolving credit facility. On January 26, 2006, the U.S. Bankruptcy Court entered a final order approving the DIP Facility and removing its previously imposed limitation on our ability to borrow thereunder. On February 23, 2006, the DIP Facility was amended and restated and the term loans were funded. The DIP Facility, which is guaranteed by each of the other U.S. Debtors, will remain in place until the earlier of an effective plan of reorganization or December 20, 2007. The DIP Facility is secured by first priority liens on all of the unencumbered assets of the U.S. Debtors, including The Geysers Assets, and junior liens on all of their encumbered assets. On May 3, 2006, the DIP

Index Definitions

Facility was amended to, among other things, provide us with extensions of time to provide certain financial information to the DIP Facility lenders, including financial statements for the year ended December 31, 2005, and for the quarter ended March 31, 2006. In addition, the lenders under the DIP Facility consented to the use of borrowings under the DIP Facility to repay a portion of the First Priority Notes, subject to the U.S. Bankruptcy Court’s approval of such repayment.

In July 2006, the DIP Facility lenders consented to the assignment of certain PPAs by Broad River Energy, LLC, our subsidiary that leases the Broad River facility pursuant to a leveraged lease, to the owner-lessors of such facility in connection with a settlement agreement with the owner-lessors. The DIP Facility lenders also consented to Broad River’s granting to the owner-lessors a temporary security interest in the same PPAs until FERC approves the assignment. The July 2006 consent was conditioned upon the U.S. Bankruptcy Court’s approval of the settlement agreement with the owner-lessors, and the U.S. Bankruptcy Court approved the settlement agreement on June 27, 2006. FERC approval of the assignment of the PPAs is pending.

Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the lenders have made available to Calpine up to $2 billion comprised of a $1 billion revolving credit facility, a $400 million first priority term loan facility and a $600 million second priority term loan facility. The proceeds of borrowings and letters of credit issued under the DIP Facility will be used, among other things, for working capital and other general corporate purposes. A portion of the borrowings under the revolving loan facility in February 2006 were used to fund a portion of the costs in connection with the purchase of The Geysers Assets. In May 2006 and June 2006, a portion of the funds drawn under the term loan facilities, together with approximately $409 million of restricted cash, plus related interest thereon, were used to repay $646.1 million of the First Priority Notes. During the month of August 2006, there were no amounts outstanding under the revolving loan facility, and no additional letters of credit were issued against the revolving credit facility. Accordingly, at August 31, 2006, there was $998.3 million outstanding under the term loan facilities, nothing outstanding under the revolving credit facility and $11.7 million of letters of credit issued against the revolving credit facility.

See Note 22 of the Notes to Consolidated Financial Statements included in the 2005 Form 10-K, Note 6 of the Notes to Consolidated Condensed Financial Statements included in the 2006 First Quarter Form 10-Q and Note 7 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Second Quarter Form 10-Q for further discussion of the DIP Facility.

9.  Reorganization Items

Reorganization items represent the direct and incremental costs of being in Chapter 11, such as professional fees, pre-petition liability claim adjustments related to terminated contracts that are probable and can be estimated and charges related to expected allowed claims.

The table below lists the significant items recognized within this category for the month ended August 31, 2006 (in millions):

Provision for expected allowed claims(1)	$20.7
Loss on terminated contracts, net	6.8
Professional fees	11.6
Total reorganization items	$39.1

__________

(1)

The provision for expected allowed claims in August 2006 includes a $21.1 million increase due to the effects of foreign exchange rate changes on expected allowed claims from deconsolidated Canadian affiliates, which are governed by Canadian law and denominated in Canadian dollars.

See Note 4 of the Notes to Consolidated Financial Statements included in our 2005 Form 10-K and Note 3 of the Notes to Consolidated Condensed Financial Statements included in each of our 2006 Forms 10-Q for a discussion of reorganization items.

Index Definitions

SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

August 31, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$649,355	$195,226	$—	$844,581
Accounts receivable, net	1,002,530	167,227	(60,077)	1,109,680
Accounts receivable (payable) from affiliates, net	38,700,165	2,951,537	(41,651,702)	—
Margin deposits and other prepaid expense	304,630	57,029	(11,666)	349,993
Inventories	146,679	27,085	—	173,764
Restricted cash	182,958	189,949	—	372,907
Current derivative assets	217,700	65,674	—	283,374
Current assets held for sale	39,542	344,722	—	384,264
Other current assets	1,006,564	55,242	(916,108)	145,698
Total current assets	42,250,123	4,053,691	(42,639,553)	3,664,261
Restricted cash, net of current portion	53,911	146,720	—	200,631
Notes receivable, net of current portion	146,051	1,674	—	147,725
Notes receivable from affiliates, net of current portion	4,225,498	38,100	(4,263,598)	—
Project development costs	26,319	—	—	26,319
Investments	11,701,529	9,673,489	(21,267,926)	107,092
Deferred financing costs	41,549	120,124	—	161,673
Prepaid lease, net of current portion	191,742	582	—	192,324
Property, plant and equipment, net	7,950,404	5,940,560	(872)	13,890,092
Goodwill	45,160	—	—	45,160
Other intangible assets, net	15,812	35,850	—	51,662
Long-term derivative assets	427,329	105,357	—	532,686
Other assets	303,387	295,031	(11,723)	586,695
Intercompany	569,357	22,081	(591,438)	—
Total assets	$67,948,171	$20,433,259	$(68,775,110)	$19,606,320

Index Definitions

CONSOLIDATING CONDENSED BALANCE SHEET — (Continued)

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$628,617	$2,082,815	$(2,098,967)	$612,465
Accrued payroll and related expense	32,383	945	—	33,328
Accrued interest payable	328,671	54,319	(238,507)	144,483
Income taxes payable	99,073	—	—	99,073
Notes payable and other borrowings, current portion	748,134	140,233	(738,718)	149,649
Preferred interests, current portion	—	8,309	—	8,309
Capital lease obligations, current portion	189,531	99,575	(1,860)	287,246
CCFC financing, current portion	—	781,737	—	781,737
CalGen financing, current portion	2,510,673	—	—	2,510,673
Construction/project financing, current portion	133,667	1,834,373	—	1,968,040
DIP Facility, current portion	3,500	—	—	3,500
Current derivative liabilities	302,285	102,975	—	405,260
Other current liabilities	198,980	128,334	(11,666)	315,648
Total current liabilities	5,175,514	5,233,615	(3,089,718)	7,319,411
Notes payable and other borrowings, net of current portion	4,203,673	2,029,828	(5,813,343)	420,158
Preferred interests, net of current portion	—	575,306	—	575,306
Capital lease obligations, net of current portion	317,449	—	(317,173)	276
Construction/project financing, net of current portion	246,154	156,485	—	402,639
DIP Facility, net of current portion	994,750	—	—	994,750
Deferred income taxes, net of current portion	109,649	258,986	—	368,635
Deferred revenue	103,109	22,364	(12,595)	112,878
Long-term derivative liabilities	554,470	119,932	—	674,402
Other liabilities	132,680	29,052	(3)	161,729
Total liabilities not subject to compromise	11,837,448	8,425,568	(9,232,832)	11,030,184
Liabilities subject to compromise	53,474,236	469	(38,495,479)	14,979,226
Commitments and contingencies
Minority interests	—	268,119	—	268,119
Stockholders’ equity (deficit):
Common stock	31,566	5,099	(36,096)	569
Additional paid-in capital	25,684,928	10,424,973	(32,840,464)	3,269,437
Accumulated deficit	(22,956,615)	1,303,607	11,786,078	(9,866,930)
Accumulated other comprehensive loss	(123,392)	5,424	43,683	(74,285)
Total stockholders’ deficit	2,636,487	11,739,103	(21,046,799)	(6,671,209)
Total liabilities and stockholders’ deficit	$67,948,171	$20,433,259	$(68,775,110)	$19,606,320

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index Definitions

SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the Period from August 1, 2006, to August 31, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$1,138,047	$340,430	$(690,957)	$787,520
Sales of purchased power and gas for hedging and optimization	589,792	20,125	(508,784)	101,133
Mark-to-market activities, net	6,017	13,080	—	19,097
Other revenue	40,133	2,631	(38,280)	4,484
Total revenue	1,773,989	376,266	(1,238,021)	912,234
Cost of revenue:
Plant operating expense	746,244	22,612	(701,147)	67,709
Royalty expense	2,413	—	—	2,413
Transmission purchase expense	4,230	2,846	—	7,076
Purchased power and gas expense for hedging and optimization	130,949	70,664	(26,188)	175,425
Fuel expense	767,941	178,948	(510,725)	436,164
Depreciation and amortization expense	19,808	15,697	(2)	35,503
Operating plant impairments	7	—	—	7
Operating lease expense	4,714	—	—	4,714
Other cost of revenue	2,072	3,410	—	5,482
Total cost of revenue	1,678,378	294,177	(1,238,062)	734,493
Gross profit	95,611	82,089	41	177,741
(Income) loss from unconsolidated investments	(387,653)	(75,053)	462,706	—
Equipment, development project and other impairments	(1,040)	(3,413)	—	(4,453)
Project development expense	1,533	275	—	1,808
Research and development expense	1,457	—	—	1,457
Sales, general and administrative expense	7,241	6,428	—	13,669
Income (loss) from operations	474,073	153,852	(462,665)	165,260
Interest expense	38,644	38,518	(148)	77,014
Interest (income)	(7,519)	560	148	(6,811)
Minority interest expense	(2,927)	5,064	—	2,137
Other (income) expense, net	(10,259)	1,974	41	(8,244)
Income (loss) before reorganization items and provision (benefit) for income taxes	456,134	107,736	(462,706)	101,164

Index Definitions

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS — (Continued)

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Reorganization items	$39,091	$—	$—	$39,091
Income (loss) before provision (benefit) for income taxes	417,043	107,736	(462,706)	62,073
Provision (benefit) for income taxes	(11)	876	—	865
Net income (loss)	$417,054	$106,860	$(462,706)	$61,208

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(in thousands)

For the Period from August 1, 2006, to August 31, 2006

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$17,310	$4,399	$1,095

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on August 4, 2006, August 11, 2006, August 18, 2006, and August 25, 2006.

Index Definitions

SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the Period from August 1, 2006, to August 31, 2006

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$(11)	$—
State and local taxes:
Property	11,588	7,209
Sales and use	1,702	1,524
Franchise	400	400
Other	36	36
Total state and local taxes	13,726	9,169
Total taxes	$13,715	$9,169

Index Definitions

SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

TOTAL DISBURSEMENTS BY DEBTOR

For the Month Ended August 31, 2006

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$ —
Anacapa Land Company, LLC	05-60226-BRL	—
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	1,657
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	20,981
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	9,321
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	79,740
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	233,197
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	—
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	4,283,477
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine Capital Trust	05-60325-BRL	$ —
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,025,442
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	1,537,735
Calpine Corporation	05-60200-BRL	40,840,210
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	81,773
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	448,944,344
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	597,427
Calpine Geysers Company, LP	06-10939-BRL	475
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	404,930
Calpine Global Services Company, Inc.	05-60246-BRL	11,657
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	614,942
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	11,636

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	$ —
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	9,967
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	5,054
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	40,278
Calpine Operating Services Company, Inc.	05-60322-BRL	29,352,695
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	73
Calpine Pittsburg, LLC	05-60307-BRL	419,498
Calpine Power Company	05-60202-BRL	697
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	—
Calpine Power Services, Inc.	05-60323-BRL	199,031
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	957,796
Calpine PowerAmerica-CA, LLC	05-60213-BRL	90,619

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine PowerAmerica-CT, LLC	05-60214-BRL	$ —
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	7,189,130
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	117,851
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	5,143
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	88,737
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	78,951
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	716,972
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	13,832
Corpus Christi Cogeneration L.P.	05-60441-BRL	22,255
CPN 3rd Turbine, Inc.	05-60443-BRL	—

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
CPN Acadia, Inc.	05-60444-BRL	$ —
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	185,481
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	161,748
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	3,315
CPN Telephone Flat, Inc.	05-60306-BRL	114,530
Decatur Energy Center, LLC	05-60313-BRL	596,372
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	42,352
Dighton Power Associates Limited Partnership	05-60382-BRL	31,625
East Altamont Energy Center, LLC	05-60386-BRL	1,204
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	241,651
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	3,168,943
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	932,152
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	73,223
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	5,658,987
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	31,095
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	56,592

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Los Medanos Energy Center LLC	05-60405-BRL	$ 4,448,558
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	4,036
MEP Pleasant Hill, LLC	05-60334-BRL	328,327
Moapa Energy Center, LLC	05-60337-BRL	—
Mobile Energy L L C	05-60344-BRL	10,794
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	124,284
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	—
Nissequogue Cogen Partners	05-60388-BRL	1,505,243
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	891,621
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	757,864
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	369,998
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	4,725,558
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	2,792,226
Rumford Power Associates Limited Partnership	05-60467-BRL	8,577
Russell City Energy Center, LLC	05-60411-BRL	73,307
San Joaquin Valley Energy Center, LLC	05-60413-BRL	10,000
Silverado Geothermal Resources, Inc.	06-10198-BRL	6,674
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	3,157,010
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	53,995
Texas City Cogeneration, L.P.	05-60434-BRL	756,928
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Thomassen Turbine Systems America, Inc.	05-60354-BRL	$ 3,000
Tiverton Power Associates Limited Partnership	05-60357-BRL	8,988
Towantic Energy, L.L.C.	05-60364-BRL	108
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	842,491

TOTAL		$ 570,186,380

Index Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from August 1, 2006, to August 31, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.